EXHIBIT 10.2

March 11, 2021

Petroleum Independent & Exploration LLC

25025 I-45 North, Suite 420

The Woodlands, TX 77380

Re:	That certain warrant to purchase up to 2,625,000 shares of Common Stock of Empire Petroleum Corporation, a Delaware corporation (the “Company”), represented by Common Share Warrant Certificate No. PIE-1 issued on August 6, 2020 (the “PIE-1 Warrant Certificate”) to Petroleum Independent & Exploration LLC, a Nevada limited liability company (“PIE”)

That certain warrant to purchase up to 1,800,000 shares of Common Stock of the Company represented by Common Share Warrant Certificate No. PIE-2 issued on August 6, 2020 (the “PIE-2 Warrant Certificate”) to PIE

That certain warrant to purchase up to 8,136,518 shares of Common Stock of the Company represented by Common Share Warrant Certificate No. PIE-3 issued on August 6, 2020 (the “PIE-3 Warrant Certificate”) to PIE

That certain warrant to purchase up to 11,066,667 shares of Common Stock of the Company represented by Common Share Warrant Certificate No. PIE-4 issued on August 6, 2020 (the “PIE-4 Warrant Certificate” and, collectively with the PIE-1 Warrant Certificate, the PIE-2 Warrant Certificate, and the PIE-3 Warrant Certificate, the “PIE Warrant Certificates”) to PIE

Ladies and gentlemen:

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and PIE hereby agree to amend the Warrant Certificates as follows:

1.       The references to the Vesting Event (as defined in the PIE-2 Warrant Certificate) in the PIE-2 Warrant Certificate is hereby removed. For the avoidance of doubt, as of the date first set forth above, the PIE-2 Warrant Certificate shall be immediately exercisable in full in accordance with the terms and conditions described therein as amended by this letter.

2.       All payments of Exercise Price (as defined in the Warrant Certificates) shall be made to and used by the Company.

IN WITNESS WHEREOF, the Company and PIE have caused this amendment to the Warrant Certificates to be duly executed and attested, all as of the day and year first above written.

EMPIRE PETROLEUM CORPORATION

By:   /s/ Michael R. Morrissett

Name: Michael R. Morrissett

Title: President

By:   /s/ Thomas W. Pritchard

Name: Thomas W. Pritchard

Title: CEO

Acknowledged and agreed this 11th day of March, 2021.

PETROLEUM INDEPENDENT & EXPLORATION LLC

By:   /s/ Phil E. Mulacek

Name: Phil E. Mulacek

Title: Manager